As filed with the Securities and Exchange Commission on January 20, 2011	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YUKON-NEVADA GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

688 West Hastings Street, Suite 490
Vancouver, British Columbia V6B 1P1
(Address of Principal Executive Offices) (Zip Code)

Yukon-Nevada Gold Corp.
Incentive Stock Option Plan
(Full title of the plan)

Thomas M. Rose
Troutman Sanders LLP
222 Central Park Avenue, Suite 2000
Virginia Beach, Virginia 23462
(Name and address of agent for service)

(757) 687-7715
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares subject to outstanding options	53,436,500 shares	$0.37 (3)(4)	$19,771,505.00	$2,295.47
Common shares not subject to outstanding options	11,360,125 shares	$0.69(4)(5)	$7,838,486.25	$910.05
Total	64,796,625 shares		$27,609,991.25	$3,205.52

(1)	Common shares, no par value, offered by Yukon-Nevada Gold Corp. (the “Registrant”) pursuant to its Incentive Stock Option Plan, as amended (the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan.

(3)	Based on the weighted average exercise price of options granted under the Plan outstanding as of January 18, 2011.

(4)	U.S. dollar amounts are calculated based on the Bank of Canada noon rate of exchange reported on January 18, 2011, which was Cdn$1.00=US$1.0090.

(5)	Calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for the Registrant’s common shares reported on the Toronto Stock Exchange on January 18, 2011, which was $0.69 per share.

PART I.	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428.

PART II.	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the United States Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009 filed with the Commission on April 1, 2010 (File No. 000-52699).

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 20-F filed with the Commission on April 1, 2010 incorporated by reference herein pursuant to (a) above.

(c)	The description of the Registrant’s common shares contained in (i) the Registrant’s Amendment No. 1 to Current Report on Form 8-K filed with the Commission on January 20, 2011 and (ii) the sections captioned “Item 10 – Additional Information – Exchange Controls” and “Item 10 – Additional Information – Taxation” contained in the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009 filed with the Commission on April 1, 2010, including any amendment or report filed for the purposes of updating such description.

In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for certifications pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002) and to the extent, if at all, designated therein, certain reports on Form 6-K furnished by the Registrant prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Graham Scott is a principal of the law firm of Vector Corporate Finance Lawyers which is counsel for the Registrant and has given an opinion upon the validity of the securities being registered or upon other legal matters in connection with this registration statement. Mr. Scott is the Corporate Secretary of the Registrant.

Item 6.	Indemnification of Directors and Officers.

Business Corporations Act (British Columbia). Under the corporate statutes of the Registrant’s jurisdiction of organization, a company may indemnify a current or former officer or director against any judgment, penalty or fine awarded or imposed in connection with, or amount paid in settlement of, any current, threatened, pending or completed legal proceeding or investigative action in respect of which such officer or director is a party or may be liable for a judgment penalty, fine or expenses by reason of such individual having been an officer or director.

In addition, a company may pay all expenses incurred by an officer or director actually and reasonably incurred in connection with such a proceeding after the final disposition of such proceeding and must pay all expenses reasonably incurred if the officer or director is substantially successful on the merits in the outcome of the proceeding or wholly successful on the merits or otherwise. Notwithstanding the foregoing, a company must not indemnify a current or former officer or director if, among other things, such individual did not act honestly and in good faith with a view to the best interests of the company or if the individual did not have reasonable grounds for believing that his conduct in respect of which the proceeding was brought was lawful. Further, a company cannot indemnify or cover the expenses of any officer or director in respect of any proceeding brought by or on behalf of the company or an associated corporation. The Supreme Court of British Columbia may on the application of a corporation or individual seeking indemnification, order indemnification of any liability or expense incurred by such individual in respect of any proceeding described above.

Articles. Under its Articles, the Registrant must indemnify, subject to the provisions of the Business Corporations Act (British Columbia), a director, former director, alternate director or senior officer of the Registrant and his heirs, and legal representatives against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, a legal proceeding or investigative action, whether current, threatened, pending or completed, by such director or officer, and upon the final disposition of such proceedings, the Registrant must pay the expenses actually and reasonably incurred by such director or officer in respect of the proceeding.

The Registrant maintains a directors and officers liability insurance policy, which insures directors and officers of the Registrant for losses as a result of claims against them in their capacities as directors and officers of the Registrant and also reimburses the Registrant for payments made pursuant to the indemnity provisions of the Registrant’s Articles and the Business Corporations Act (British Columbia).

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1	Yukon-Nevada Gold Corp. Incentive Stock Option Plan, as amended

5.1	Opinion of Vector Corporate Finance Lawyers

23.1	Consent of KPMG LLP

23.2	Consent of Vector Corporate Finance Lawyers (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the Signatures page)

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)          That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on January 19, 2011.

YUKON-NEVADA GOLD CORP.
(Registrant)

By:	/s/ Shaun Heinrichs
Shaun Heinrichs
Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Robert F. Baldock and Shaun Heinrichs with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments to the registration statement, new registration statements pursuant to General Instruction E of Form S-8 pertaining to the registration of additional securities and post-effective amendments thereto, and any and all other documents in connection therewith to be filed with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Robert F. Baldock	President, Chief Executive Officer and Director	January 12, 2011
Robert F. Baldock	(principal executive officer)

/s/ Shaun Heinrichs	Chief Financial Officer	January 12, 2011
Shaun Heinrichs	(principal financial and accounting officer)

/s/ Graham C. Dickson	Director	January 12, 2011
Graham C. Dickson

/s/ Gerald Ruth	Director	January 12, 2011
Gerald Ruth

/s/ Jay Schnyder	Director	January 12, 2011
Jay Schnyder

/s/ Jean-Edgar de Trentinian	Director	January 12, 2011
Jean-Edgar de Trentinian

/s/ John Greenslade	Director	January 12, 2011
John Greenslade

/s/ Pierre Besuchet	Director	January 12, 2011
Pierre Besuchet

/s/ Simon Solomonidis	Director	January 12, 2011
Simon Solomonidis

/s/ François Marland	Director	January 12, 2011
François Marland

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Yukon-Nevada Gold Corp. in the United States on January 19, 2011.

By:	/s/ Guy Simpson
Guy Simpson
General Manager

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Yukon-Nevada Gold Corp. Incentive Stock Option Plan, as amended

5.1	Opinion of Vector Corporate Finance Lawyers

23.1	Consent of KPMG LLP

23.2	Consent of Vector Corporate Finance Lawyers (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the Signatures page)